EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RegeneRx Biopharmaceuticals, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Neil Lyons, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods presented in this report.

Date:   March 28, 2008

/s/C. Neil Lyons
C. Neil Lyons
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting
Officer)